                                                                    EXHIBIT 3.17
                           ARTICLES OF ORGANIZATION


                                      OF

                          WESTERN GAS WYOMING, L.L.C.


     The undersigned, acting as organizer of a limited liability company pursuant to the Wyoming Limited Liability Company Act (the "Act"), certifies the following Articles of Organization, pursuant to Wyoming Statutes (S) 17-15-101, et seq.

                                   ARTICLE I

                                     NAME
                                     ----

     The name of the limited liability company is Western Gas Wyoming, L.L.C. (the "Company").

                                  ARTICLE II

                                   DURATION
                                   --------

     The period of the Company's duration is thirty (30) years.

                                  ARTICLE III

                                    PURPOSE
                                    -------

     The Company is organized for the purpose of conducting natural gas operations in the Powder River Basin and transacting any and all lawful business for which limited liability companies may be formed under the laws of the State of Wyoming.

                                  ARTICLE IV

                    REGISTERED AGENT AND REGISTERED OFFICE
                    --------------------------------------

     The name of the Company's initial registered agent and the address and principal place of business of the Company's initial registered office is:

          CT Corporation System
          1720 Carey Avenue
          Cheyenne, Wyoming 82001

                                   ARTICLE V

                            INITIAL CAPITALIZATION
                            ----------------------

     The initial capitalization of the Company will be $5,000.

                                  ARTICLE VI

                       ADDITIONAL CAPITAL CONTRIBUTIONS
                       --------------------------------

     Members of the Company shall not be required to make any additional capital contributions to the Company except as agreed upon by all members.

                                  ARTICLE VII

                        ADMISSION OF ADDITIONAL MEMBERS
                        -------------------------------

     Additional members may be admitted upon the written consent of all of the members of the Company.


                                 ARTICLE VIII

                          CONTINUATION OF THE COMPANY
                          ---------------------------

     The Company hereby has the right to continue the business on the death, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member of the Company.

                                  ARTICLE IX

                                  MANAGEMENT
                                  ----------

     The management of the Company is reserved to its sole member, Western Gas Resources, Inc., whose principal place of business is 12200 N. Pecos Street, Denver, Colorado 80234.

                                   ARTICLE X

                      FLEXIBLE LIMITED LIABILITY COMPANY
                      ----------------------------------

     Pursuant to Section 17-15-107(a)(x) of the Act, the Company hereby elects to be treated as a flexible limited liability company.


Dated: December 10, 1998          WESTERN GAS RESOURCES, INC.,
                                  a Colorado corporation


                                  By:/s/ Edward A. Aabak
                                     --------------------------------------
                                     Name: Edward A. Aabak
                                     Title: Senior Vice President-Operations

                                      -2-